EXHIBIT 15 - Letter Re: Unaudited Interim Financial Information

The Board of Directors
F.N.B. Corporation

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated August 7, 2003, relating to the unaudited consolidated interim financial statements of F.N.B. Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2003:

1. Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File #33-78114).

2. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File #33-78134).

3. Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File #333-03489).

4. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (File #333-03493).

5. Registration Statement on Form S-8 relating to F.N.B. Corporation Directors Compensation Plan (File #333-03495).

6. Registration Statement on Form S-8 relating to F.N.B. Corporation 401(k) Plan (File #333-38372).

7. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-01997).

8. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-22909).

9. Registration Statement on Form S-3 relating to F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #333-74737).

10. Registration Statement on Form S-8 relating to stock options assumed in the acquisition of Mercantile Bank of Southwest Florida
         (File #333-42333).

11. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-58727).


12. Registration Statement on Form S-3 relating to stock warrants assumed in the acquisitions of Southwest Banks, Inc. and West Coast Bancorp, Inc. (File #333-31124).

13. Post Effective Amendment No. 1 to Form S-3 relating to the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (File #333-38374).

14. Amendment No. 1 to Form S-3 relating to the registration of F.N.B. Corporation Subordinated Term Notes and Daily Notes (File #333-38370).

15. Registration Statement on Form S-8 relating to the F.N.B. Corporation Salary Savings Plan (File #333-40648).

16. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).


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17.      Registration Statement on Form S-8 relating to the F.N.B. Corporation
         2001 Incentive Plan (File #333-63042).

18. Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and FNB Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

19. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Incentive Plan (File #333-83760).

20. Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

21. Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

22. Registration Statement on Form S-8 relating to the Roger Bouchard Insurance, Inc. 401(k) Plan (File #333-97115).

23. Registration Statement on Form S-3 relating to the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan
         (File #333-97111).

24. Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation subordinated notes (File #333-103902).



                                     /s/Ernst & Young, LLP
                                     ---------------------------



Birmingham, Alabama
August 11, 2003